UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 18, 2016

TAUBMAN CENTERS, INC.
(Exact Name of Registrant as Specified in its Charter)

Michigan
(State of Other Jurisdiction of Incorporation)

	1-11530	38-2033632
	(Commission File Number)	(I.R.S. Employer Identification No.)

	200 East Long Lake Road, Suite 300, Bloomfield Hills, Michigan	48304-2324
	(Address of Principal Executive Office)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 258-6800

None
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 18, 2016, David S. Joseph II, Executive Vice President, Leasing of The Taubman Company, LLC (the Manager), notified Taubman Centers, Inc. (the Company) of his resignation from his position, effective December 31, 2016, and entered into an Agreement and Release (the Separation Agreement) with the Manager that sets forth the terms on which Mr. Joseph will resign.

The Separation Agreement provides for the following cash payments to be made to Mr. Joseph: $50,000 on March 1, 2017, $75,000 on both June 1 and September 1, 2017, and $500,000 on March 1, 2018. Pursuant to the Separation Agreement, Mr. Joseph will vest in 5,426 unvested Restricted Share Units (RSU) and 5,426 unvested Performance Share Units (PSU) (such PSU subject to a multiplier to be determined in accordance with the applicable terms of the award) relating to the 2014 grant year, to be settled on March 1, 2017. He also will vest in 4,994 unvested RSU and 4,994 unvested PSU (such PSU subject to a multiplier to be determined in accordance with the applicable terms of the award) relating to the 2015 grant year, to be settled on March 1, 2018. Outstanding unvested special Performance Share Units relating to the 2013 grant year and all share-based awards granted to Mr. Joseph in 2016 will be forfeited under the terms of the Company’s 2008 Omnibus Long-Term Incentive Plan.

The Separation Agreement contains general non-compete and non-solicitation provisions effective until March 1, 2018, as well as a full release of any claims by Mr. Joseph against the Manager. The Separation Agreement also provides that Mr. Joseph is eligible for COBRA reimbursement for up to 18 months.

On December 18, 2016, the Manager and Mr. Joseph entered into a Consulting Agreement effective January 1, 2017 and ending August 31, 2017. This agreement provides for a $25,000 monthly retainer fee and variable compensation of up to $300,000 payable at the Company’s discretion for strategic advice and assistance relating to the Company’s shopping centers.The Consulting Agreement contains general non-compete and non-solicitation provisions effective for the term of the agreement.

Item 8.01.    OTHER EVENTS.

Related to the matter discussed in Item 5.02, Paul A. Wright will be promoted to executive vice president, global head of leasing of the Manager, effective in spring 2017. Mr. Wright is currently the group vice president, leasing, Taubman Asia, where he has led the leasing function since mid-2006.

On December 21, 2016, the Company issued a press release announcing the forgoing matters, a copy of which is attached as Exhibit 99 to this report and incorporated herein by reference.

Item 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits

Exhibit	Description

99
Press Release, dated December 21, 2016, entitled “David S. Joseph Resigns as Executive Vice President of Leasing for Taubman; Taubman Asia's Paul A. Wright Promoted to Executive Vice President, Global Head of Leasing."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2016	TAUBMAN CENTERS, INC.

	By:	/s/ Simon J. Leopold
Simon J. Leopold
Executive Vice President, Chief Financial Officer, and Treasurer

EXHIBIT INDEX

Exhibit	Description

99
Press Release, dated December 21, 2016, entitled “David S. Joseph Resigns as Executive Vice President of Leasing for Taubman; Taubman Asia's Paul A. Wright Promoted to Executive Vice President, Global Head of Leasing."